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                                    [Letterhead]

                            INDEPENDENT AUDITORS' CONSENT

We consent to the Incorporation by reference in the Registration Statement of Washington Real Estate Investment Trust (the "Trust") on Form S-3 (File
No. 333-23157) of: (i) our report dated May 31, 1996, included in the Trust's Report on form 8-K dated May 31, 1996 and relating to the audited historical summary of gross income and direct operating expenses of Maryland Trade Center I and II for the year ended December 31, 1995; (ii) our report dated
October 17, 1997, included in the Trust's Report on Form 8-K dated October 31, 1997 and relating to the audited historical summary of gross income and direct operating expenses of 1600 Wilson Boulevard for the year ended December 31, 1996; and (iii) our report dated November 12, 1997, included in the Trust's Report on Form 8-K dated November 21, 1997 and relating to the audited historical summary of gross income and direct operating expenses of Bethesda Hill Apartments for the year ended December 31, 1996. We consent to the reference to us under the heading "Experts" in the prospectus, which is part of the Registration Statement.


/s/ Stoy, Malone & Company, P.C.
--------------------------------
STOY, MALONE & COMPANY, P.C.


Bethesda, Maryland
January 16, 1998